Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Reports 2023 Fiscal Fourth Quarter and Year End Results

Fourth Quarter Revenues and Earnings Per Share Ahead of Estimates
ARR Growth of 17% Year-over-Year

BURLINGTON, Mass, January 16, 2024 (GlobeNewswire) — Progress (NASDAQ: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal fourth quarter and fiscal year ended November 30, 2023.

Fourth Quarter 2023 Highlights1:

•Revenue of $177.0 million increased 13% year-over-year on an actual currency basis and 11% year-over-year on a constant currency basis.
•Non-GAAP revenue of $177.5 million increased 12% year-over-year on an actual currency basis and 10% year-over-year on a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $574 million increased 17% year-over-year on a constant currency basis.
•Operating margin was 13% and non-GAAP operating margin was 35%.
•Diluted earnings per share was $0.34 compared to $0.54 in the same quarter last year, a decrease of 37%.
•Non-GAAP diluted earnings per share was $1.02 compared to $1.12 in the same quarter last year, a decrease of 9%.

“I am extremely pleased with our strong finish to fiscal 2023,” said Yogesh Gupta, CEO at Progress. “We executed at or ahead of plan each quarter, generated $175 million in adjusted free cash flow, and substantially integrated MarkLogic ahead of schedule. In the fourth quarter, we paid down another $30 million of debt, and we remain well-positioned operationally and financially for our next acquisition. MarkLogic will contribute to full-year results in fiscal 2024, further propelling our operating income and cash flow, as well as revenues. We’re looking forward to another great year ahead.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	November 30, 2023	November 30, 2022	% Change	November 30, 2023	November 30, 2022	% Change
Revenue	$176,970	$157,127	13%	$177,523	$159,174	12%
Income from operations	$22,537	$30,443	(26)%	$62,515	$61,983	1%
Operating margin	13%	19%	(600) bps	35%	39%	(400) bps
Net income	$15,335	$23,708	(35)%	$45,769	$49,238	(7)%
Diluted earnings per share	$0.34	$0.54	(37)%	$1.02	$1.12	(9)%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$33,161	$40,137	(17)%	$32,893	$37,462	(12)%

Other fiscal fourth quarter 2023 metrics and recent results included:

•Cash and cash equivalents were $127.0 million at the end of the quarter.
•Days sales outstanding was 62 days consistent with 62 days in the fiscal fourth quarter of 2022, and 49 days in the fiscal third quarter of 2023.
•On January 9, 2024, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock, which will be paid on March 15, 2024 to shareholders of record as of the close of business on March 1, 2024.

1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress' GAAP financial results at the end of this press release.

“Our Q4 2023 results were again strong across nearly every metric, with ARR up 17% year-over-year and net retention again at 100%, in line with our target.” said Anthony Folger, CFO at Progress. “Our balance sheet is in excellent shape, our operations continue to improve, we are continually enhancing our ability to acquire and integrate to achieve solid returns, and the company is poised to deliver another strong performance in the coming year.”

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	November 30, 2023	November 30, 2022	% Change	November 30, 2023	November 30, 2022	% Change
Revenue	$694,439	$602,013	15%	$698,150	$610,618	14%
Income from operations	$110,523	$132,131	(16)%	$270,637	$242,088	12%
Operating margin	16%	22%	(600) bps	39%	40%	(100) bps
Net income	$70,197	$95,069	(26)%	$194,214	$182,774	6%
Diluted earnings per share	$1.57	$2.15	(27)%	$4.35	$4.13	5%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$173,920	$192,160	(9)%	$175,453	$189,418	(7)%

2024 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2024 and the fiscal first quarter ending February 29, 2024, together with actual results for the same periods in the fiscal year ending November 30, 2023:

	FY 2024 Guidance		FY 2023 Actual
(In millions, except percentages and per share amounts)	FY 2024 GAAP	FY 2024 Non-GAAP[1]	FY 2023 GAAP	FY 2023 Non-GAAP[1]
Revenue	$722 - $732	$722 - $732	$694	$698
Diluted earnings per share	$1.94 - $2.06	$4.58 - $4.68	$1.57	$4.35
Operating margin	19% - 20%	39% - 40%	16%	39%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP)	$202 - $212	$202 - $212	$174	$175
Effective tax rate	21%	20%	12%	19%

	Q1 2024 Guidance		Q1 2023 Actual
(In millions, except per share amounts)	Q1 2024 GAAP	Q1 2024 Non-GAAP	Q1 2023 GAAP	Q1 2023 Non-GAAP
Revenue	$180 - $184	$180 - $184	$164	$166
Diluted earnings per share	$0.38 - $0.42	$1.12 - $1.16	$0.53	$1.19

Based on current exchange rates, the expected positive currency translation impact on our:

•Fiscal year 2024 business outlook compared to 2023 exchange rates is approximately $2.3 million on GAAP and non-GAAP revenue.
•GAAP and non-GAAP diluted earnings per share for fiscal year 2024 is approximately $0.02.
•Fiscal Q1 2024 business outlook compared to 2023 exchange rates on GAAP and non-GAAP revenue is approximately $1.0 million.
•GAAP and non-GAAP diluted earnings per share for fiscal Q1 2024 is approximately $0.01.

To the extent that there are changes in exchange rates versus the current environment and/or our expectations, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2023 at 5:00 p.m. ET on Tuesday, January 16, 2024. Participants must register for the conference call here: https://register.vevent.com/register/BI2cac545d106e49b5a6d3d34a92aa7ff4. The webcast can be accessed at: https://edge.media-server.com/mmc/p/fnimqsgo. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our results relates to Chef Software, Inc. and Ipswitch, Inc., which we acquired on October 5, 2020 and April 30, 2019, respectively. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions. The adjustments related to our acquisitions of Ipswitch and Chef were completed as of the end of fiscal years 2022 and 2023, respectively.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from MarkLogic Corporation (“MarkLogic”), which we acquired on February 7, 2023. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses and other - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from MarkLogic. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Cyber incident and vulnerability response expenses, net
◦Cyber incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in the Form 8-K that we filed on June 5, 2023 and Form 10-Qs filed on July 7, 2023 and October 10, 2023. We currently intend to provide additional updates regarding the MOVEit Vulnerability in our Form 10-K for the fiscal year ended November 30, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit vulnerability. We do not expect to incur additional costs associated with the cyber incident as the investigation is closed. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Gain on sale of assets held for sale - We exclude the gain associated with the sale of our Bedford, Massachusetts headquarters during fiscal year 2022. We don’t believe such gains are part of our core operating results because they are inconsistent in amount and frequency and therefore may distort operating trends.
•Income tax adjustment - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant Currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annual Recurring Revenue (“ARR”) - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a reporting period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
•Net Retention Rate - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities (as we experienced in May 2023 with the MOVEit Vulnerability), we may experience reputational harm, legal claims and financial exposure; and the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain, while the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; and (v) future acquisitions may not be successful or may involve unanticipated costs or other integration issues that could disrupt our existing operations; and (vi) expected synergies and benefits of the MarkLogic acquisition may not be realized which could negatively impact our future results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2022 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2023 and August 31, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (Nasdaq: PRGS) provides software that enables organizations to develop and deploy their mission-critical applications and experiences, as well as effectively manage their data platforms, cloud and IT infrastructure. As an experienced, trusted provider, we make the lives of technology professionals easier. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2023	November 30, 2022	% Change	November 30, 2023	November 30, 2022	% Change
Revenue:
Software licenses	$56,270	$53,154	6%	$220,789	$188,336	17%
Maintenance and services	120,700	103,973	16%	473,650	413,677	14%
Total revenue	176,970	157,127	13%	694,439	602,013	15%
Costs of revenue:
Cost of software licenses	3,155	2,574	23%	11,153	10,243	9%
Cost of maintenance and services	22,592	15,470	46%	85,255	62,177	37%
Amortization of acquired intangibles	7,916	5,487	44%	30,169	22,076	37%
Total costs of revenue	33,663	23,531	43%	126,577	94,496	34%
Gross profit	143,307	133,596	7%	567,862	507,517	12%
Operating expenses:
Sales and marketing	43,563	39,992	9%	156,076	140,760	11%
Product development	34,005	28,602	19%	132,401	114,568	16%
General and administrative	22,111	21,537	3%	83,157	77,876	7%
Amortization of acquired intangibles	17,605	11,538	53%	66,430	46,868	42%
Restructuring expenses	2,177	95	*	8,407	879	*
Acquisition-related expenses	271	787	(66)%	4,704	4,603	2%
Cyber incident and vulnerability response expenses, net	1,038	602	72%	6,164	602	924%
Gain on sale of assets held for sale	—	—	*	—	(10,770)	*
Total operating expenses	120,770	103,153	17%	457,339	375,386	22%
Income from operations	22,537	30,443	(26)%	110,523	132,131	(16)%
Other expense, net	(8,365)	(3,667)	(128)%	(30,866)	(14,876)	(107)%
Income before income taxes	14,172	26,776	(47)%	79,657	117,255	(32)%
(Benefit) provision for income taxes	(1,163)	3,068	(138)%	9,460	22,186	(57)%
Net income	$15,335	$23,708	(35)%	$70,197	$95,069	(26)%

Earnings per share:
Basic	$0.35	$0.55	(36)%	$1.62	$2.19	(26)%
Diluted	$0.34	$0.54	(37)%	$1.57	$2.15	(27)%
Weighted average shares outstanding:
Basic	43,729	43,134	1%	43,456	43,475	—%
Diluted	44,829	44,091	2%	44,658	44,247	1%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.700	$0.700	—%
*not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$830	$559	48%	$2,976	$1,969	51%
Sales and marketing	1,770	1,461	21%	6,797	4,884	39%
Product development	3,102	2,778	12%	12,214	10,326	18%
General and administrative	4,716	6,186	(24)%	18,542	19,915	(7)%
Total	$10,418	$10,984	(5)%	$40,529	$37,094	9%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2023	November 30, 2022
Assets
Current assets:
Cash and cash equivalents	$126,958	$256,277
Accounts receivable, net	125,825	97,834
Unbilled receivables	29,965	29,158
Other current assets	48,040	42,784
Total current assets	330,788	426,053
Property and equipment, net	15,225	14,927
Goodwill and intangible assets, net	1,186,379	888,392
Right-of-use lease assets	18,711	17,574
Long-term unbilled receivables	28,373	39,936
Other assets	23,307	24,597
Total assets	$1,602,783	$1,411,479
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$92,805	$76,629
Current portion of long-term debt, net	13,109	6,234
Short-term operating lease liabilities	10,114	7,471
Short-term deferred revenue, net	236,090	227,670
Total current liabilities	352,118	318,004
Long-term debt, net	356,111	259,220
Long-term operating lease liabilities	13,000	15,041
Long-term deferred revenue, net	58,946	54,770
Convertible senior notes, net	354,772	352,625
Other long-term liabilities	8,121	13,315
Shareholders' equity:
Common stock and additional paid-in capital	371,017	332,083
Retained earnings	88,698	66,421
Total shareholders' equity	459,715	398,504
Total liabilities and shareholders' equity	$1,602,783	$1,411,479

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Cash flows from operating activities:
Net income	$15,335	$23,708	$70,197	$95,069
Depreciation and amortization	27,862	19,022	105,294	76,844
Gain on sale of assets held for sale	—	—	—	(10,770)
Stock-based compensation	10,418	10,984	40,529	37,094
Other non-cash adjustments	(7,669)	(5,390)	(18,760)	953
Changes in operating assets and liabilities	(12,785)	(8,187)	(23,340)	(7,030)
Net cash flows from operating activities	33,161	40,137	173,920	192,160
Capital expenditures	(2,389)	(3,004)	(5,570)	(6,090)
Issuances of common stock, net of repurchases	1,621	4,264	(8,006)	(60,876)
Dividend payments to shareholders	(7,885)	(7,712)	(31,554)	(31,063)
Payments for acquisitions, net of cash acquired	—	—	(355,250)	—
Proceeds from the issuance of debt, net of payment of issuance costs	—	(304)	195,000	5,213
Principal payment on term loan and repayment of revolving line of credit	(31,718)	(1,719)	(91,875)	(6,873)
Other	(3,831)	(249)	(5,984)	6,433
Net change in cash and cash equivalents	(11,041)	31,413	(129,319)	98,904
Cash and cash equivalents, beginning of period	137,999	224,864	256,277	157,373
Cash and cash equivalents, end of period	$126,958	$256,277	$126,958	$256,277

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Adjusted revenue:
GAAP revenue	$176,970	$157,127	$694,439	$602,013
Acquisition-related revenue	553	2,047	3,711	8,605
Non-GAAP revenue	$177,523	$159,174	$698,150	$610,618

Adjusted income from operations:
GAAP income from operations	$22,537	$30,443	$110,523	$132,131
Amortization of acquired intangibles	25,521	17,025	96,599	68,944
Stock-based compensation	10,418	10,984	40,529	37,094
Restructuring expenses and other	2,177	95	8,407	879
Acquisition-related revenue and expenses	824	2,834	8,415	13,208
Cyber incident and vulnerability response expenses, net	1,038	602	6,164	602
Gain on sale of assets held for sale	—	—	—	(10,770)
Non-GAAP income from operations	$62,515	$61,983	$270,637	$242,088

Adjusted net income:
GAAP net income	$15,335	$23,708	$70,197	$95,069
Amortization of acquired intangibles	25,521	17,025	96,599	68,944
Stock-based compensation	10,418	10,984	40,529	37,094
Restructuring expenses and other	2,177	95	8,407	879
Acquisition-related revenue and expenses	824	2,834	8,415	13,208
Cyber incident and vulnerability response expenses, net	1,038	602	6,164	602
Gain on sale of assets held for sale	—	—	—	(10,770)
Provision for income taxes	(9,544)	(6,010)	(36,097)	(22,252)
Non-GAAP net income	$45,769	$49,238	$194,214	$182,774

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.34	$0.54	$1.57	$2.15
Amortization of acquired intangibles	0.57	0.39	2.16	1.56
Stock-based compensation	0.23	0.26	0.91	0.83
Restructuring expenses and other	0.05	—	0.19	0.02
Acquisition-related revenue and expenses	0.02	0.06	0.19	0.30
Cyber incident and vulnerability response expenses, net	0.02	0.01	0.14	0.01
Gain on sale of assets held for sale	—	—	—	(0.24)
Provision for income taxes	(0.21)	(0.14)	(0.81)	(0.50)
Non-GAAP diluted earnings per share	$1.02	$1.12	$4.35	$4.13

Non-GAAP weighted avg shares outstanding - diluted	44,829	44,091	44,658	44,247

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow
	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2023	November 30, 2022	% Change	November 30, 2023	November 30, 2022	% Change
Cash flows from operations	$33,161	$40,137	(17)%	$173,920	$192,160	(9)%
Purchases of property and equipment	(2,389)	(3,004)	(20)%	(5,570)	(6,090)	(9)%
Free cash flow	30,772	37,133	(17)%	168,350	186,070	(10)%
Add back: restructuring payments	2,121	329	545%	7,103	3,348	112%
Adjusted free cash flow	$32,893	$37,462	(12)%	$175,453	$189,418	(7)%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2023	November 30, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$694.4	$722.0	4%	$732.0	5%
Acquisition-related adjustments - revenue	3.8	—	(100)%	—	(100)%
Non-GAAP revenue	$698.2	$722.0	3%	$732.0	5%

Fiscal Year 2024 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
GAAP income from operations	$138.1	$145.4
GAAP operating margin	19%	20%
Restructuring expense and other	2.3	2.3
Stock-based compensation	47.7	47.7
Acquisition-related expenses	3.6	3.6
Amortization of intangibles	89.4	89.4
Cyber incident and vulnerability response expenses, net	4.0	4.0
Total adjustments(2)	147.0	147.0
Non-GAAP income from operations	$285.1	$292.4
Non-GAAP operating margin	39%	40%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from MarkLogic and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Fiscal Year 2024 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2024
(In millions, except per share data)	Low	High
GAAP net income	$87.2	$93.0
Adjustments (from previous table)	147.0	147.0
Income tax adjustment(3)	(28.3)	(28.2)
Non-GAAP net income	$205.9	$211.8

GAAP diluted earnings per share	$1.94	$2.06
Non-GAAP diluted earnings per share	$4.58	$4.68

Diluted weighted average shares outstanding	45.0	45.2

[3] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
Non-GAAP income from operations	$285.1	$292.4
Other (expense) income	(27.7)	(27.7)
Non-GAAP income from continuing operations before income taxes	257.4	264.7
Non-GAAP net income	205.9	211.8
Tax provision	$51.5	$52.9
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
Cash flows from operations (GAAP)	$202	$212
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$202	$212

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2024 GUIDANCE1
(Unaudited)

Q1 2024 Revenue Guidance
	Three Months Ended	Three Months Ending
	February 28, 2023	February 29, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$164.2	$180.0	10%	$184.0	12%
Acquisition-related adjustments - revenue	1.4	—	(100)%	—	(100)%
Non-GAAP revenue	$165.6	$180.0	9%	$184.0	11%

Q1 2024 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 29, 2024
	Low	High
GAAP diluted earnings per share	$0.38	$0.42
Acquisition-related expense	0.02	0.02
Stock-based compensation	0.27	0.27
Amortization of intangibles	0.57	0.57
Restructuring expense and other	0.02	0.02
Cyber incident and vulnerability response expenses, net	0.04	0.04
Total adjustments	0.92	0.92
Income tax adjustment	(0.18)	(0.18)
Non-GAAP diluted earnings per share	$1.12	$1.16